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                                                                    Exhibit 3.39

                       DATED January 15, A.D. 1934


                               Province of Ontario

                                 Letters Patent

                                  incorporating

                                   Paterson's
                                  Drug Stores,
                                     Limited


                           DEPARTMENT OF THE SECRETARY
                            AND REGISTRAR OF ONTARIO

Toronto, February 23, 1955.

I hereby certify the within to be a true and faithful copy of the record of the Letters Patent as entered in Liber 310, as Number 1.


/s/ [ILLEGIBLE]
[ILLEGIBLE]
Deputy Provincial Secretary.


                          PROVINCIAL SECRETARY'S OFFICE
                                TORONTO, ONTARIO.

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[SEAL]

                               Province of Ontario

By the Honourable

                             GEORGE HOLMES CHALLIES,

                                                  Provincial Secretary,

To all to whom these Presents shall Come

                                                                        Greeting

Whereas The Companies Act provides that with the exceptions therein mentioned the Lieutenant-Governor may by Letters Patent create and constitute bodies corporate and politic for any of the purposes to which the authority of the Legislature of Ontario extends;

And Whereas by the said Act it is further provided that the Provincial Secretary may under the Seal of his office have, use, exercise, and enjoy any power, right, or authority conferred by the said Act on the Lieutenant-Governor;

And Whereas by their Petition in that behalf the persons herein mentioned have prayed for a Letters Patent constituting them a body corporate and politic for the due carrying out of the undertaking hereinafter set forth;

And Whereas it has been made to appear that the said persons have complied with the conditions precedent to the grant of the desired Letters Patent and that the said undertaking is within the scope of the said Act;

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     Now Therefore Know Ye that under the authority of the hereinbefore in part recited Act I do by these Letters Patent constitute the Persons hereinafter named that is to say:

Oliver Mowat Paterson,
Theron Melville Bryson and
Edmund Nathaniel Smith, Druggists, and
Allie Mabel Paterson, Married Woman, all of the Town of Sandwich, in the County of Essex and Province of Ontario; and Charles Edwin Dobson, of the City of Windsor, in the said County of Essex, Druggist; and any others who have become subscribers to the memorandum of agreement of the Company, and persons who hereafter become shareholders therein, a corporation under the name of

                             Paterson's Drug Stores,
                                     Limited

for the following purposes and objects, that is to say:

Subject to the provisions of The Pharmacy Act:

(a) TO carry on a retail drug and general merchandising business and to do and perform all acts and services pertaining to such business; and

(b) TO buy, sell and deal in goods, wares and merchandise, including, but without limiting the generality of the foregoing, drugs, druggists' supplies and sundries, chemicals and medicines of all kinds, physicians', hospital and sick-room supplies, soaps, perfumes, toilet articles and fancy goods, tobacco, cigars, cigarettes and all other forms of tobacco, proprietary articles, candy and all forms of confectionery, newspapers, books, magazines, ice cream, soft drinks and novelties;

THE CAPITAL of the Company to be Forty Thousand dollars divided

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into Four Hundred shares of One Hundred dollars each, of which One Hundred shares shall be preference shares;

THE HEAD OFFICE of the Company to be situate at the said Town of Sandwich; and

THE PROVISIONAL DIRECTORS of the Company to be Oliver Mowat Paterson, Allie Mabel Paterson, Theron Melville Bryson, Edmund Nathaniel Smith and Charles Edwin Dobson, hereinbefore mentioned;

AND IT IS HEREBY ORDAINED AND DECLARED THAT (1) The said preference shares shall be entitled to cumulative dividends out of the net earnings before dividends are paid upon any other shares to the extent of seven per centum (7%) per annum upon the par value thereof, and both as to dividends and as to the distributive share of the assets on the dissolution or winding up of the Company shall have preference over any other shares; and (2) The said preference shares shall be non-voting and may be redeemed by the Company at any time after three years from the date of issue thereof upon payment of par plus a premium of Five dollars ($5.00) on each of the said shares.

Given under my hand and Seal of office at the City of Toronto in the said Province of Ontario this fifteenth day of January in the year of Our Lord one thousand nine hundred and thirty-four.

                                                  Geo. H. Challies.
                                                  Provincial Secretary.

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                               PROVINCE OF ONTARIO

     BY THE HONOURABLE

                JOHN YAREMKO,

                                                           PROVINCIAL SECRETARY

TO ALL TO WHOM THESE PRESENTS SHALL COME

                                                                        GREETING

WHEREAS The Corporations Act, 1953 provides that the Lieutenant-Governor may in his discretion issue Supplementary Letters Patent to any Corporation that applies therefor amending or otherwise altering or modifying the Letters Patent or prior Supplementary Letters Patent of the Corporation;

AND WHEREAS by the said Act it is further provided that the Provincial Secretary may in his discretion and under the Seal of his office have, use, exercise and enjoy any power, right or authority conferred by the said Act on the Lieutenant-Governor;

AND WHEREAS by its application in that behalf the Corporation herein named has applied for Supplementary Letters Patent for the purpose hereinafter set out;

AND WHEREAS it has been made to appear that the said Corporation has complied with the conditions precedent to the issue of the desired Supplementary Letters Patent;

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                NOW THEREFORE KNOW YE that I,

                                  JOHN YAREMKO,

                                                           PROVINCIAL SECRETARY,

under the authority of the hereinbefore in part recited Statute

DO BY THESE SUPPLEMENTARY LETTERS PATENT to

                             Paterson's Drug Stores,
                                     Limited
                    incorporated by Letters Patent dated the
                      fifteenth day of January, A. D. 1934

     (a) CHANGE the name of the Company to

                         Paterson's Pharmacies Limited;

     (b) CHANGE the One Hundred and Sixty-six (166) issued and the One Hundred and Thirty-four (134) unissued common shares of the Company with a par value of One Hundred dollars ($100) each into One Hundred and Sixty-six
     (166) issued and One Hundred and Thirty-four (134) unissued common shares without par value respectively;

     (c) SUBDIVIDE the One Hundred and Sixty-six (166) issued and the One Hundred and Thirty-four (134) unissued common shares of the Company without par value hereinbefore mentioned into One Thousand Four Hundred and Ninety-four (1,494) issued and One Thousand Two Hundred and Six (1,206) unissued common shares without par value respectively; provided that the Two Thousand Seven Hundred (2,700) common shares without par value resulting from the change and subdivision shall not be issued for a consideration exceeding in amount or value the sum of Two Hundred and Seventy Thousand dollars ($270,000) or such greater amount as the board of directors of the Company deems expedient on payment to the Treasurer of Ontario of the fees payable on such greater amount and on the issuance by the Provincial Secretary of a certificate of such payment; and

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     (d) CONVERT the Company into a PRIVATE COMPANY and PROVIDE that the following provisions shall apply thereto; (1) The right to transfer shares of the Company shall be restricted in that no shares shall be transferred to any person who is not a shareholder without the express consent of a majority of the directors to be signified by a resolution passed by the board;(2) The number of shareholders of the Company, exclusive of persons who are in the employment of the Company, is hereby limited to fifty (50), two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder; and (3) Any invitation to the public to subscribe for any shares or securities of the Company is hereby prohibited.


GIVEN under my hand and Seal of office at the City of Toronto in the said Province of Ontario this twenty-second day of March in the year of Our Lord one thousand nine hundred and sixty-one.

                                John Yaremko

                                        PROVINCIAL SECRETARY
                                John Yaremko

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                                 March 22, 1961


                             Paterson's Drug Stores,
                                     Limited

                              Changing its name to
                          Paterson's Pharmacies Limited

                        and for the other purposes
                        therein set forth.


                                Grace C. Dunsford
                                Recording Officer

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                            Dated March 22, A.D. 1961

                               PROVINCE OF ONTARIO
                                  SUPPLEMENTARY
                                 LETTERS PATENT
                             Paterson's Drug Stores,
                                     Limited

Changing its name to
Paterson's Pharmacies Limited

and for the other purposes
therein set forth.


Recorded the 28th
day of April A.D. 1961
[ILLEGIBLE] 37
[ILLEGIBLE] 1041

        /s/ Grace C. Dunsford
        Grace C. Dunsford
        -----------------
        Recording Officer
        -----------------

                          PROVINCIAL SECRETARY'S OFFICE
                                TORONTO, ONTARIO.

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[SEAL]


                               PROVINCE OF ONTARIO

BY THE HONOURABLE

                                  JOHN YAREMKO,

                                                      PROVINCIAL SECRETARY

TO ALL TO WHOM THESE PRESENTS SHALL COME
                                                                       GREETING

WHEREAS THE CORPORATIONS ACT 1963 PROVIDES THAT THE LIEUTANANT-GOVERNOR MAY IN HIS DISCRETION ISSUE SUPPLEMENTARY LETTERS PATENT TO ANY CORPORATIONS THAT APPLIES THEREFOR, ALTERING OR MODIFYING THE LETTERS PATENT OR PRIOR SUPPLEMENTARY LETTERS PATENT OF THE CORPORATION;

AND WHEREAS BY THE SAID ACT IT IS FURTHER PROVIDED THAT THE PROVINCIAL SECRETARY MAY IN HIS DISCRETION AND UNDER THE SEAL OF HIS OFFICE HAVE, USE, EXERCISE AND ENJOY ANY POWER, RIGHT, OR AUTHORITY CONFERRED BY THE SAID ACT ON THE LIEUTENANT-GOVERNOR;

AND WHEREAS BY ITS APPLICATION IN THAT BEHALF THE CORPORATION HEREIN NAMED HAS APPLIED FOR SUPPLEMENTARY LETTERS PATENT FOR THE PURPOSE HEREINAFTER SET OUT;

AND WHEREAS IT HAS BEEN MADE TO APPEAR THAT THE SAID CORPORATION HAS COMPLIED WITH THE CONDITIONS PRECEDENT TO THE ISSUE OF THE DESIRED SUPPLEMENTARY LETTERS PATENT;

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                          NOW THEREFORE KNOW YE THAT I;

                                  JOHN YAREMKO,

                                                          PROVINCIAL SECRETARY,

UNDER THE AUTHORITY OF THE HEREINBEFORE IN PART RECITED STATUTE

DO BY THESE SUPPLEMENTARY LETTERS PATENT TO

                             Paterson's Drug Stores,

                                     Limited

                    incorporated by Letters Patent dated the
                      fifteenth day of January, A. D. 1934

(a) CHANGE the name of the Company to

                         Paterson's Pharmacies Limited;

(b) CHANGE the One Hundred and Sixty-six (166) issued and the One Hundred and Thirty-four (134) unissued common shares of the Company with a par value of One Hundred dollars ($100) each into One Hundred and Sixty-six (166) issued and One Hundred and Thirty-four (134) unissued common shares without par value respectively;

(c) SUBDIVIDE the One Hundred and Sixty-six (166) issued and the One Hundred and Thirty-four (134) unissued common shares of the Company without par value hereinbefore mentioned into One Thousand Four Hundred and Ninety-four (1,494) issued and One Thousand Two Hundred and Six (1,206) unissued common shares without par value respectively; provided that the Two Thousand Seven Hundred (2,700) common shares without par value resulting from the change and subdivision shall not be issued for a consideration exceeding in amount or value the sum of the Two Hundred and Seventy Thousand dollars ($270,000) or such greater amount as the board of directors of the Company deems expedient on payment to the Treasurer of Ontario of the fees payable on such greater amount and on the issuance by the Provincial Secretary of a certificate of such payment; and

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(d) CONVERT the Company into a PRIVATE COMPANY and PROVIDE that the following provisions shall apply thereto: (1) The right to transfer shares of the Company shall be restricted in that no shares shall be transferred to any person who is not a shareholder without the express consent of a majority of the directors to be signified by a resolution passed by the board; (2) The number of shareholders of the Company, exclusive of persons who are in the employment of the Company, is hereby limited to fifty (50), two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder; and (3) Any invitation to the public to subscribe for any shares or securities of the Company is hereby prohibited.

GIVEN UNDER MY HAND AND SEAL OF OFFICE AT THE CITY OF TORONTO IN THE SAID PROVINCE OF ONTARIO THIS twenty-second DAY OF March IN THE YEAR OF OUR LORD ONE THOUSAND-NINE HUNDRED AND sixty-one.

[SEAL]

                                                     /s/ John Yaremko
                                                     John Yaremko
                                                     PROVINCIAL SECRETARY